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FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2002

AMEREN ENERGY GENERATING COMPANY
(Exact name of registrant as specified in its charter)

Illinois	333-56594	37-1395586
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1901 Chouteau Avenue,
St. Louis, Missouri 63103
(Address of principal executive offices, including Zip Code)

314-554-3922
(Registrant's telephone number, including area code)

Item 5.    Other Events and Regulation FD Disclosure.

Recent Developments.

        Private Placement of Securities.    On May 30, 2002, AmerenEnergy Generating Company (the "Company") announced that it proposes to offer $275,000,000 of Senior Notes with a maturity date of up to 30 years after issuance in a private placement exempt from the registration requirements of the Securities Act of 1933. Pursuant to Rule 135c of the Securities Act of 1933, the Company is filing herewith the press release issued May 30, 2002 as Exhibit 99.1 hereto.

        The notes will be offered and sold only to "qualified institutional buyers" under Rule 144A under the Securities Act of 1933, "institutional accredited investors" under Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933 and to non-U.S. persons in offshore transactions under Regulation S under the Securities Act of 1933.

        The notes to be offered have not been registered under the Securities Act of 1933 or under applicable state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report shall not constitute an offer to sell or a solicitation of an offer to buy securities.

        Other Significant Information.    Exhibit 99.2 attached hereto and incorporated by reference herein sets forth other material information regarding the Company.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits	Description
	99.1	Press release dated May 30, 2002 related to the private placement of debt securities.
	99.2	Other significant information regarding the Company.
	99.3	Independent Technical Review.
	99.4	Independent Market Consultant's Report.

Signature

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMEREN ENERGY GENERATING COMPANY (Registrant)
By:	/s/ MARTIN J. LYONS Name: Martin J. Lyons Title: Controller (Principal Accounting Officer)

May 30, 2002

Exhibit Number	Description
99.1	Press release dated May 30, 2002 related to the private placement of debt securities.
99.2	Other significant information regarding the Company.
99.3	Independent Technical Review.
99.4	Independent Market Consultant's Report.

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  Item 5. Other Events and Regulation FD Disclosure.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
Signature